CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 6, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of Pennsylvania Mutual Fund, Royce Micro-Cap Fund, Royce Total Return Fund, Royce Low-Priced Stock Fund, Royce Opportunity Fund, Royce Premier Fund, Royce TrustShares Fund, Royce Special Equity Fund and Royce Select Fund (each a portfolio of The Royce Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights Information” and “Independent Accountants” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
April 28, 2004

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 6, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of Royce Value Fund, Royce Value Plus Fund, Royce Technology Value Fund, Royce 100 Fund and Royce Discovery Fund (each a portfolio of The Royce Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights Information” and “Independent Accountants” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
April 28, 2004